UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2016

ARROGENE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-52932 Commission File Number	20-8057585 (I.R.S. Employer Identification Number)

8560 West Sunset Blvd., Suite 400, Los Angeles, CA 90069

 (Address of principal executive offices)

(424) 238-4442

(Issuer’s Telephone Number)

___________________________

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02

UNREGISTERED SALE OF EQUITY SECURITIES

ITEM 5.02

RESIGNATION AND ELECTION OF DIRECTORS; COMPENSATORY PLAN FOR DIRECTORS

Couture Agreement

The Company ratified, executed and delivered an Agreement between the Company, on the one hand and Larry A. Couture Consulting, LLC on the other hand, pursuant to which Dr. Larry A. Couture was engaged to serve as CEO and a member of the Board of Directors (the “Couture Agreement”), a copy of which is filed as an Exhibit to this Report.

Pursuant to the Couture Agreement and in consideration of his services as CEO, the Company agreed to sell to Larry A. Couture Consulting, LLC, to which Dr. Couture is the sole member, an aggregate of 1,698,044 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”). In consideration of the shares of Series A Preferred Stock, Dr. Couture made a nominal payment in the amount of $169.80, subject to the terms of the Couture Agreement.

Dr. Couture’s election to serve as the CEO of the Company will be effective June 1, 2016, subject to the resignation of the current CEO.

Appointment of Larry Couture

Effective May 13, 2016, the Board of Directors appointed Larry Couture to serve as a member of the Board of Directors.  Dr. Couture shall serve until his successor has been duly elected and qualified.  There is no commitment or understanding with respect to Dr. Couture’s future service on any standing committees of the Board.

Biographical Information

Larry A. Couture, Ph.D.,  age 59, has been Vice-President and Founding Director of the Center for Applied Technology and Director of the Center for Biomedicine and Genetics, all of the City of Hope National Medical Center, Beckman Research Institute in Duarte, California since 1998.  He is also Founder and CEO of eMTA Commons, Inc., since 2010.  His current professional appointments include Adjunct Professor, Keck Graduate Institute, Consultant to Sixal, Inc., Member of the Advisory Board, Stem Cell Summit (2014), Member, Editorial Board, Molecular Therapy-Methods and Clinical Development, Member, Scientific Peer Advisory and Review Services of the American Institute of Biological Sciences, Member of the Scientific Editorial Board, Human Gene Therapy Clinical Development,  Committee Member, NExT program, National Cancer Institute, Scientific Advisory Board, Cellastra, Inc., Founder and Chair, Association of Academic Biologics Manufacturers, Member, Advisor Board, Amgen Bioprocess Center, Keck Graduate Institute and the Board of Directors, Southern California Biomedical Council. He has been responsible for numerous patents in the field of gene therapy and has authored dozens of reviewed papers on a wide range of topics. He was a cadet at the United States Air Force Academy (1974-1976), earned a Bachelor of Science from the University of Colorado, Boulder (1985), and a Ph.D. from the Department of Microbiology/Immunology, Albany Medical College (1989)

Appointment of Robert Snukal

Effective May 13, 2016, the Board of Directors appointed Robert Snukal to serve as a member of the Board of Directors.  Mr. Snukal shall serve until his successor has been duly elected and qualified.  There is no commitment or understanding with respect to Mr. Snukal’s future service on any standing committees of the Board.

Biographical Information

Mr. Robert M. Snukal, age 73, is currently retired.  He has served as Chief Executive Officer for several convalescent hospitals and rehabilitation centers including Fountain View Convalescent Hospital, Sycamore Park, Montebello, Rio Hondo, Elmcrest and Alexandra Convalescent Hospitals as well as Hancock Park Rehabilitation Centre, Hancock Park Retirement Centre and Locomotion Therapy Company.  His prior professional appointments include Member of the Board of Directors of Skilled Health Care Inc. (2002-2005), Quantason, Inc. (2005-2014), and the not-for-profit Pacific Asia Museum in Pasadena, California (2004-2010).  He currently serves as a Member of the Board of Directors of ZetaRx Biosciences, Inc. (2010 to present), Nanotech Energy, Inc. (2015 to present), SuperMetalix, Inc. (2015 to present), and LonglifeRX, Inc. (2016 to present).  Mr. Snukal was also a lecturer at the University of British Columbia, Canada Council Fellow and the University of Sussex and an Assistant Professor at the University of Calgary.  Mr. Snukal is a graduate of the University of Manitoba where he earned a Bachelor of Arts (1964) and Masters of Arts (1966).  His is the author of High Talk: The Philosophical Poetry of W.B. Yeats published by Cambridge University Press in 1974.

Appointment of Keith Black

Effective May 13, 2016, the Board of Directors appointed Dr. Keith Black to serve as a member of the Board of Directors.  Dr. Black shall serve until his successor has been duly elected and qualified.  There is no commitment or understanding with respect to Dr. Black’s future service on any standing committees of the Board.

Biographical Information

Dr. Keith Black, age 59, serves as Chairman and Professor of the Department of Neurosurgery, Director of Maxine DUnitz Neurosurgical Institute and Director of Johnnie L. Cochran, Jr. Brain Tumor Center at Cedars-Sinai Medical Center.  An internationally renowned neurosurgeon and scientist, Dr. Black joined Cedars-Sinai Medical Center in July 1997 and was awarded the Ruth and Lawrence Harvey Chair in Neurosciences in November of that year.

Prior to joining Cedars-Sinai, Dr. Black served on the University of California, Los Angeles (UCLA) faculty for 10 years where he was Professor of Neurosurgery.  In 1992 he was awarded the Ruth and Raymond Stotter Chair in the Department of Surgery and was head of the UCLA Comprehensive Brain Tumor Program.

Dr. Black pioneered research on designing ways to open the blood-brain barrier, enabling chemotherapeutic drugs to be delivered directly into the tumor. His work in this field received the Jacob Javits award from the National Advisory Neurological Disorders and Stroke Council of the National Institutes of Health in June of 2000.  Dr. Black and patients undergoing the first clinical trials of the drug, RMP-7, were profiled in 1996 on the PBS program, The New Explorers, in an episode called Outsmarting the Brain. Dr. Black’s other groundbreaking research has focused on developing a vaccine to enhance the body’s immune response to brain tumors, use of gene arrays to develop molecular profiles of tumors, the use of optical technology for brain mapping, and the use of focused microwave energy to non-invasively destroy brain tumors.  He was featured on the cover of Time magazine in the Fall 1997 special edition of Heroes in Medicine. In March 2009, he authored the book Brain Surgeon: A Doctor’s Inspiring Encounters with Mortality and Miracles.

Dr. Black serves on the editorial boards of Gene Therapy and Molecular Biology, Neurosurgery Quarterly, Frontiers in Bioscience, and Public Library of Science (PLoS). He was on the National Institutes of Health’s Board of Scientific Counselors for Neurological Disorders and Stroke and was appointed to the National Advisory Neurological Disorders and Stroke Council of the National Institutes of Health from 2000-2004.  He was also selected as committee member of the California Institute for Regenerative Medicine Independent Citizens Oversight Committee from 2004-2006.  He is also a member of numerous professional societies including the American Association of Neurological Surgeons, Neurosurgical Society of America and the Academy of Neurological Surgery.  He also is a Founding Member of the North American Skull Base Society.

Appointment of James Hosch

Effective May 13, 2016, the Board of Directors appointed James Hosch to serve as a member of the Board of Directors.  Mr. Hosch shall serve until his successor has been duly elected and qualified.  There is no commitment or understanding with respect to Mr. Hosch’s future service on any standing committees of the Board.

Biographical Information

Mr. Hosch , age 63, is currently Executive Managing Director of WestPark Capital, Inc.  Prior to joining WestPark, Mr. Hosch served as a financial consultant to several companies.  He also served in senior management at various regional investment banks.   Mr. Hosch is a founder and Managing Member of Amazon Coding, LLC, a remote hospital coding services company.  He received his BBA degree in Accounting from Texas A&M University.

Director Compensation Plan

Effective May 13, 2016, the Board of Directors adopted and approved the 2016 Director Compensation Plan, a copy of which is filed as an Exhibit to this Report.  Under the Plan, each Director is entitled to receive an annual grant of Non-Qualified Stock Options exercisable for a period of ten (10) years to purchase shares of Series A Convertible Preferred Stock equal to one-tenth of one percent (0.1%) of the Company’s total issued and outstanding common stock on a fully diluted “as-converted” basis.  The exercise price of the Options shall be 100% of the fair market value of the common stock on the date of grant.

ITEM 9.01

EXHIBITS

10.1

Agreement with Dr. Larry A. Couture

10.2

Director Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   May 19, 2016

Arrogene, Inc.

By:___/s/ Jack Kavanaugh_____

Jack Kavanaugh, Executive

   Chairman